              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Armor Holdings, Inc. of our report dated February 20, 2004, except as to Notes 12 and 20, for which the date is
April 19, 2004, relating to the consolidated financial statements, which appear in Armor Holdings Inc.'s Annual Report on Form 10-K/A for the year ended
December 31, 2003. We also consent to the references to us under the headings
"Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
May 25, 2004